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                                                           EXHIBIT 23.2


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated February 2, 1996, relating to the financial statements of School Specialty, Inc, which report appears in the Current Report on Form 8-K dated September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the captions "Experts" in the Registration Statement.



Milwaukee, Wisconsin                   /s/ Ernst & Young LLP
October 9, 1996                        ERNST & YOUNG LLP